NEWS RELEASE

EVEREST RE GROUP, LTD.

Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact: Elizabeth B. Farrell

Vice President, Investor Relations

Everest Global Services, Inc.

908.604.3169

For Immediate Release

Everest Re Group Reports Fourth Quarter and Full Year 2008 Earnings

HAMILTON, Bermuda – February 11, 2009 -- Everest Re Group, Ltd. (NYSE: RE) reported fourth quarter 2008 after-tax operating income1, which excludes realized capital gains and losses of $179.5 million, or $2.93 per share, compared to after-tax operating income1 of $63.2 million, or $1.00 per diluted share, in the fourth quarter of 2007. Including net realized capital gains and losses, the Company reported a net loss of $16.6 million, or $0.27 per share, for the fourth quarter of 2008 compared to net income of $12.2 million, or $0.19 per diluted share, for the same period last year.

For the year ended December 31, after-tax operating income1 was $562.7 million, or $9.12 per share, for 2008, compared to $776.9 million, or $12.21 per diluted share, for 2007. Including net realized capital gains and losses, the Company had a net loss of $18.8 million for the full year 2008, or $0.30 per share, compared to net income of $839.3 million, or $13.19 per diluted share, for 2007.

Shareholders’ equity ended the year at $5 billion, or $80.77 book value per common share outstanding.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “While this year has been challenging on the investment front, we are pleased with the performance of our core operations. Our capital and underwriting fundamentals remain strong, and we are well positioned to capitalize on future market opportunities.”

Operating highlights for the fourth quarter and full year 2008 included the following:

•

Gross written premiums were $896.1 million for the quarter, 15% lower than in the same period in 2007. A one-time assumption of a premium portfolio for a newly incepted insurance program in 2007, which did not recur in 2008, contributed approximately half of the decrease. Adjusting for this, the current quarter gross written premium is 8% lower than last year’s fourth quarter; consistent with the trend seen throughout the year. Reinsurance premiums, in the aggregate, were down 7% and insurance premiums, adjusted for the large premium accrual in 2007, were down 13%. Insurance premiums were impacted by softer workers’ compensation, public entity and contractors markets as well as the timing of new business.

•

The GAAP combined ratio for the fourth quarter was 83.5% compared to 108.4% for the same period last year. Favorable reserve development, excluding catastrophes, was $41.5 million which reduced the combined ratio by 5 points in the current quarter. In 2007, the Company experienced significant adverse reserve development due primarily to strengthening of its asbestos reserves. Pre-tax catastrophe losses, net of reinstatement premiums, had a minimal impact in both the current year quarter and the prior year quarter. The combined ratio for the full year 2008 was 95.6% compared to 91.6% for the full year 2007.

•

Net investment income was $75.4 million for the fourth quarter 2008, down more than 50% compared to fourth quarter 2007. Losses emanating from limited partnership investments, primarily partnerships with significant public equity exposures, were the principal driver of the decline. Investment income totaled $565.9 million for the full year 2008; a 17% decline compared to the same period in 2007.

•

Net after-tax realized capital losses totaled $196.1 million for the quarter compared to $51.0 million in the same period last year. During the quarter, the managed public equity portfolio lost $184.7 million and was largely liquidated and write-downs for other-than-temporary impairments were $14.2 million. As of 12/31/08, cash and invested assets totaled $13.7 billion with 94% represented by cash and fixed income securities.

•

With AAA corporate rates down and the S&P 500 Index significantly lower, the valuation model produced net derivative expense of $34.1 million for the quarter and $20.9 million for the year. In 2007, the quarterly and yearly expenses were $3.8 million and $2.1 million, respectively.

•

Cash flow from operations was $55.3 million compared to $235.7 million for the same quarter in 2007. For the year, cash flow from operations was $663.0 million for 2008 compared to $854.4 million for 2007.

•	For the year, the after-tax operating income[1] return on average adjusted shareholders’ equity[2] was 10.5% compared to 14.6% in 2007.
•

Shareholders’ equity at December 31, 2008 was $5.0 billion down from $5.7 billion at December 31, 2007, reflective of year-to-date after-tax operating income[1] of $562.7 million offset by net after-tax realized and unrealized losses on investments of $818.1 million, foreign currency translation adjustments of $193.3 million, share repurchases of $150.7 million, and dividend payouts of $118.6 million. Book value per share at the end of the year was $80.77 compared to $90.43 at December 31, 2007.

•

Since year end 2007, the Company has repurchased 1.6 million of its common shares at an average price of $92.35. Since January 2007, the Company has repurchased 4.2 million of its common shares at an average price of $94.31. The total cost to date of the repurchased shares under this program is $392.3 million. The Company's cumulative share repurchase authorizations allow for additional repurchases of up to 5.8 million shares.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the fourth quarter results will be held at 8:30 a.m. Eastern Time on February 12, 2009. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance. After-tax operating income consists of net income excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(Dollars in thousands, except per share amounts)	2008		2007		2008		2007
		(unaudited)				(unaudited)

		Per		Per Diluted		Per		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net (loss) income	$ (16,591)	$ (0.27)	$ 12,238	$ 0.19	$ (18,758)	$ (0.30)	$ 839,275	$ 13.19
After-tax net realized
capital (losses) gains	(196,084)	(3.20)	(50,981)	(0.81)	(581,490)	(9.42)	62,330	0.98

After-tax operating income	$ 179,493	$ 2.93	$ 63,219	$ 1.00	$ 562,732	$ 9.12	$ 776,945	$ 12.21

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of net realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE (LOSS) INCOME

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2008	2007	2008	2007
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$ 908,374	$ 996,394	$ 3,694,301	$ 3,997,498
Net investment income	75,360	174,101	565,887	682,392
Net realized capital (losses) gains	(234,516)	(64,962)	(695,830)	86,283
Net derivative expense	(34,128)	(3,787)	(20,900)	(2,124)
Other income (expense)	7,691	7,239	(15,879)	17,998
Total revenues	722,781	1,108,985	3,527,579	4,782,047

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	475,212	780,016	2,438,972	2,548,138
Commission, brokerage, taxes and fees	240,789	261,575	930,694	961,788
Other underwriting expenses	42,042	38,687	162,349	152,604
Interest, fees and bond issue cost amortization expense	19,795	23,022	79,171	91,561
Total claims and expenses	777,838	1,103,300	3,611,186	3,754,091

(LOSS) INCOME BEFORE TAXES	(55,057)	5,685	(83,607)	1,027,956
Income tax (benefit) expense	(38,466)	(6,553)	(64,849)	188,681

NET (LOSS) INCOME	$ (16,591)	$ 12,238	$ (18,758)	$ 839,275
Other comprehensive (loss) income, net of tax	(33,292)	84,665	(455,006)	65,427

COMPREHENSIVE (LOSS) INCOME	$ (49,883)	$ 96,903	$ (473,764)	$ 904,702

PER SHARE DATA:
Average shares outstanding (000's)	61,272	62,670	61,674	63,118
Net (loss) income per common share - basic	$ (0.27)	$ 0.20	$ (0.30)	$ 13.30

Average diluted shares outstanding (000's)	61,272	63,143	61,674	63,629
Net (loss) income per common share - diluted	$ (0.27)	$ 0.19	$ (0.30)	$ 13.19

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	December 31,
(Dollars in thousands, except par value per share)	2008	2007
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$ 10,759,612	$ 10,245,585
(amortized cost: 2008, $10,932,076; 2007, $10,116,353)
Fixed maturities - available for sale, at fair value	43,090	-
Equity securities - available for sale, at market value (cost: 2008, $14,915; 2007, $14,481)	16,900	14,797
Equity securities - available for sale, at fair value	119,829	1,535,263
Short-term investments	1,889,799	2,225,708
Other invested assets (cost: 2008, $687,265; 2007, $661,795)	679,356	664,252
Cash	205,694	250,567
Total investments and cash	13,714,280	14,936,172
Accrued investment income	149,215	145,056
Premiums receivable	908,110	989,921
Reinsurance receivables	657,169	666,164
Funds held by reinsureds	331,817	342,615
Deferred acquisition costs	354,992	399,563
Prepaid reinsurance premiums	79,379	88,239
Deferred tax asset	450,834	227,825
Federal income taxes recoverable	23,828	47,368
Other assets	176,966	156,559
TOTAL ASSETS	$ 16,846,590	$ 17,999,482

LIABILITIES:
Reserve for losses and loss adjustment expenses	$ 8,840,660	$ 9,040,606
Future policy benefit reserve	66,172	78,417
Unearned premium reserve	1,335,511	1,567,098
Funds held under reinsurance treaties	83,431	75,601
Losses in the course of payment	45,654	63,366
Commission reserves	52,460	48,753
Other net payable to reinsurers	51,138	68,494
8.75% Senior notes due 3/15/2010	199,821	199,685
5.4% Senior notes due 10/15/2014	249,728	249,689
6.6% Long term notes due 5/1/2067	399,643	399,639
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	11,217	11,217
Other liabilities	220,903	182,250
Total liabilities	11,886,235	12,314,712

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized; (2008) 65.6 million and
(2007) 65.4 million issued and outstanding	656	654
Additional paid-in capital	1,824,552	1,805,844
Accumulated other comprehensive (loss) income, net of deferred income tax benefit of
$16.5 million at 2008 and expense of $87.2 million at 2007	(291,851)	163,155
Treasury shares, at cost; (2008) 4.2 million shares and (2007) 2.5 million shares	(392,329)	(241,584)
Retained earnings	3,819,327	3,956,701
Total shareholders' equity	4,960,355	5,684,770
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 16,846,590	$ 17,999,482

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2008	2007	2008	2007
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$ (16,591)	$ 12,238	$ (18,758)	$ 839,275
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease in premiums receivable	12,924	6,530	36,119	155,552
Decrease (increase) in funds held by reinsureds, net	6,674	(37,700)	(26,826)	(48,944)
(Increase) decrease in reinsurance receivables	(69,364)	38,667	(82,241)	126,328
Increase in deferred tax asset	(87,700)	(114,272)	(119,315)	(30,279)
(Decrease) increase in reserve for losses and loss adjustment expenses	(137,282)	202,168	220,324	96,627
Decrease in future policy benefit reserve	(720)	(10,489)	(12,244)	(22,545)
(Decrease) increase in unearned premiums	(62,277)	4,942	(199,673)	(57,617)
Change in equity adjustments in limited partnerships	95,359	(3,397)	100,812	(45,101)
Change in other assets and liabilities, net	71,054	70,316	37,227	(81,271)
Non-cash compensation expense	2,794	3,614	16,305	17,119
Amortization of bond premium/(accrual of bond discount)	5,875	(1,881)	15,256	(8,594)
Amortization of underwriting discount on senior notes	46	42	179	164
Net realized capital losses (gains)	234,516	64,962	695,830	(86,283)
Net cash provided by operating activities	55,308	235,740	662,995	854,431

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	267,651	247,262	968,789	1,248,811
Proceeds from fixed maturities matured/called - available for sale, at fair value	1,900	-	1,900	-
Proceeds from fixed maturities sold - available for sale, at market value	54,079	19,435	279,526	275,557
Proceeds from equity securities sold - available for sale, at fair value	765,547	84,968	1,439,844	1,547,135
Distributions from other invested assets	55,083	6,219	121,009	58,682
Cost of fixed maturities acquired - available for sale, at market value	(255,995)	(610,567)	(2,691,857)	(1,338,865)
Cost of fixed maturities acquired - available for sale, at fair value	(31,970)	-	(43,414)	-
Cost of equity securities acquired - available for sale, at market value	(582)	-	(1,038)	-
Cost of equity securities acquired - available for sale, at fair value	(201,795)	(83,962)	(532,584)	(1,391,450)
Cost of other invested assets acquired	(22,917)	(46,376)	(247,349)	(195,448)
Net change in short-term securities	(708,508)	459,787	311,322	(852,659)
Net change in unsettled securities transactions	62,390	(7,860)	3,828	(4,779)
Net cash (used in) provided by investing activities	(15,117)	68,906	(390,024)	(653,016)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	352	3,461	2,405	18,233
Purchase of treasury shares	-	(1,164)	(150,745)	(241,584)
Net proceeds from redemption of junior subordinated debt securities	-	(216,496)	-	(216,496)
Net proceeds from issuance of long term notes	-	-	-	395,637
Dividends paid to shareholders	(29,483)	(30,388)	(118,616)	(121,387)
Net cash used in financing activities	(29,131)	(244,587)	(266,956)	(165,597)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(28,996)	(15,554)	(50,888)	(35,119)

Net (decrease) increase in cash	(17,936)	44,505	(44,873)	699
Cash, beginning of period	223,630	206,062	250,567	249,868
Cash, end of period	$ 205,694	$ 250,567	$ 205,694	$ 250,567

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid	$ 7,669	$ 14,824	$ 10,955	$ 282,568
Interest paid	$ 25,136	$ 30,271	$ 78,140	$ 83,138

Non-cash financing transaction:
Non-cash receipt of Covanta Holdings shares in connection with the settlement
of the 1987 Mission Insurance Company Bankruptcy	$ 15	$ -	$ 15	$ -